EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to incorporation by reference in the registration statements (Nos. 333-25701, 333-4676, 333-60611 and 333-65978) on Form S-8 and registration statements (Nos. 333-70045, 333-65980 and 333-112122) on Form S-3 of Digital Generation Systems, Inc. of our report dated February 15, 2005, relating to the consolidated balance sheets of Digital Generation Systems, Inc. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 2004, and the related schedule, which report appears in the December 31, 2004 Annual Report on Form 10-K of Digital Generation Systems, Inc. Our report on the consolidated financial statements refers to the Company’s change in its method of accounting for goodwill and other intangible assets in accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” in 2002.

KPMG LLP

Dallas, TX

March	30, 2005